UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: July 25, 2016

(Date of earliest event reported)

Ooma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37493	06-1713274
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1880 Embarcadero Road

Palo Alto, CA 94303

(Address of principal executive offices, including zip code)

(650) 566-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2016, the Board of Directors (the “Board”) of Ooma, Inc. (the “Company”), upon the recommendation of its Nominating and Governance Committee, appointed Susan Butenhoff as a Class I director until the 2019 annual meeting of stockholders or until her successor has been duly elected and qualified, effective July 25, 2016 (the “Effective Date”). The Board affirmatively determined that Ms. Butenhoff qualifies as an independent director under the New York Stock Exchange listing standards, but it has not named Ms. Butenhoff to serve on any committees of the Board at this time.

For her service as a director, Ms. Butenhoff will be entitled to an annual retainer of $30,000 payable in arrears in equal quarterly installments, subject to her continued service on the last day of the preceding quarter. In addition, as of the Effective Date, the Board approved the grant to Ms. Butenhoff of a restricted stock unit award covering 14,000 shares of the Company’s common stock, which shall vest on the date of the 2017 annual meeting of stockholders, subject to Ms. Butenhoff’s continued service as a director through such date.

Ms. Butenhoff, age 56, has served as chief executive officer of Access Emanate Communications (previously Access Communications) since 1991, and as Global Tech Director for Ketchum Public Relations, one of the world’s largest public relations consultancy firms, since 2014. Ms. Butenhoff received her B.A. from the University of Sussex, England and her M.Phil. from Cambridge University, England. The Board believes that Ms. Butenhoff’s leadership and business experience qualify her to serve as a director of the Company. She possesses a proven track record of effectively assisting companies including leading technology companies with establishing brand recognition and consumer product power brands. She also brings vast experience in the public relations and communications arena.

There are no family relationships between any director or executive officer of the Company and Ms. Butenhoff, and no transactions reportable under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission in which she has a direct or indirect material interest. Further, there are no arrangements or understandings between Ms. Butenhoff and any other person pursuant to which she was appointed to serve as a director.

A copy of the press release issued by the Company dated July 28, 2016 is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Ooma, Inc. entitled “Ooma Names Susan Butenhoff to its Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OOMA, INC.
Date: July 28, 2016
	By:	/s/ Spencer D. Jackson
	Name:	Spencer D. Jackson
	Title:	Vice President, General Counsel and Secretary